Exhibit 10.101

                         OMNIBUS MODIFICATION AGREEMENT

         This OMNIBUS MODIFICATION AGREEMENT (this "Agreement") dated as of the 25th day of September, 2002 by and between CAPITAL SENIOR LIVING PROPERTIES, INC., a Texas corporation (hereinafter called "Borrower"), and BANK ONE, NA (successor by merger to Bank One, Texas, N.A.), as Agent (hereinafter called "Agent") for the Lenders under the Loan Agreement (as hereinafter defined);

                                   WITNESSETH:

         WHEREAS, Borrower, Agent and the Lenders (as such term is defined therein) entered into that certain 1999 Amended and Restated Loan Agreement dated April 8, 1999, as modified by Modification Agreement dated March 28, 2000, Second Modification Agreement dated August 15, 2000, Third Modification Agreement dated March 30, 2001 and Fourth Modification Agreement dated January 10, 2002 (as the same may be modified, amended, restated or supplemented from time to time, the "Loan Agreement"); and

         WHEREAS, pursuant to the terms of the Loan Agreement, Borrower delivered that certain Third Amended and Restated Promissory Note dated August 15, 2000 in the principal amount of $9,000,000, payable to the order of Agent, as modified by Modification Agreement dated August 15, 2000 and Extension and Modification Agreement dated February 11, 2002 (together with all other notes given in substitution therefor or in modification, renewal or extension thereof, in whole or in part, including any notes delivered pursuant to Section 10.13 of the Loan Agreement, the "Note");

         WHEREAS, payment of the Note is secured by the deed of trust (the "Mortgage") and the assignment of leases and rents (the "Assignment of Leases and Rents") described on Exhibit B attached hereto and made a part hereof, which Mortgage and Assignment of Leases and Rents cover certain property described therein (the "Mortgaged Property"), including, without limitation, the property described on Exhibit A attached hereto and made a part hereof (the Note, the Mortgage, the Assignment of Leases and Rents, the Loan Agreement and all other documents executed by Borrower or any other party in connection with the loan evidenced by the Note being herein collectively called the "Loan Documents");

         WHEREAS, Borrower executed and delivered to Agent that certain Pledge Agreement (herein so called) dated July 31, 2001;

         WHEREAS, the Note is due and payable on July 15, 2003;

         WHEREAS, Borrower has requested that Agent extend the term of the Note to January 15, 2006 and Agent is willing to do so on the terms and conditions herein set forth; and

         WHEREAS, Borrower has requested and Agent has agreed to make certain additional revisions to the Loan Documents as more particularly set forth below;

         NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Capitalized Terms. Capitalized terms not otherwise defined herein shall have the meaning assigned to such terms in the Loan Agreement.

         2. Outstanding. Balance. The current outstanding principal balance of the Loan as of September l, 2002 is $7,552,500.00. Neither Agent nor the Lender shall have any further obligation to make Advances.

         3. Modification of Loan Agreement. The Loan Agreement is modified as follows:

                  (a) Sections 1.5 and 1.67 are deleted and the following are substituted in lieu thereof

                           1.5 Applicable LIBOR Margin. The term "Applicable LIBOR Margin" shall mean (i) two and one-quarter percent (2.25%) per annum, or (ii) at such time as the Cash Flow Coverage is at least 1.45 to 1 for a calendar quarter, two percent (2%) per annum, provided, however, that if the Cash Flow Coverage should thereafter fall below 1.45 to 1 for a calendar quarter, the percentage in this clause (ii) shall increase to two and one-quarter percent (2.25%) until such time as the Cash Flow Coverage is again at 1.45 to 1 for a calendar quarter, it being understood and agreed that the Applicable LIBOR Margin will be continuously adjusted based on the current Cash Flow Coverage. No downward adjustment of the Applicable LIBOR Margin shall be made unless Borrower has previously notified Agent an adjustment is warranted.

                           1.67 Maturity Date.  The term  "Maturity  Date" shall
                  mean January 15, 2006.

                  (b) Sections 5.15(a), (e), (f) and (g) are deleted and the following are substituted in lieu thereof

                           (a) Current Ratio. CSLC shall maintain a minimum Current Ratio of 1.0 to 1.0 at all times. Unless requested more often by Agent, which request must be reasonable, evidence of the Current Ratio shall be submitted quarterly, calculated as of the last day of the calendar quarter being measured. For purposes of this calculation, (i) pre-paid expenses will be classified as non-Current Assets, except that prepaid insurance may be classified as a Current Asset to the extent any debt incurred to finance such insurance is classified as a Current Liability, and (ii) any current portion of the Newman Debt shall be excluded as a Current Liability until the date which is the later of (i) November l, 2002, and (ii) ninety (90) calendar days prior to the maturity date of the Newman Debt.

                           (e) Cash Flow Coverage. The Property shall maintain a
                  minimum Cash Flow Coverage, calculated based on the prior three (3) months of operation, as follows:

                  1.1 to 1.0        As of June 30, 2002
                  1.2 to 1.0        As of September 30, 2002
                  1.3 to 1.0        As of December 31, 2002
                  1.3 to 1.0        As of March 31, 2003
                  1.3 to 1.0        As of June 30, 2003
                  1.3 to 1.0        As of September 30, 2003
                  1.4 to 1.0        As of December 31, 2003 and the end
                                    of each quarter thereafter.

         "Cash Flow Coverage" is a ratio, the first number of which is net income from the normal operations of the Property (without deduction for actual management fees paid or incurred), plus interest expense (to the extent deducted in calculating net income) and allowances for depreciation and amortization of the Property for said period, less (i) the greater of actual capital expenditures for that period or $250 per unit, and (ii) the greater of actual management fees during that period or a five percent (5%) management fee, and the second number of which is an amount equivalent to the constant monthly payment sufficient to fully amortize the principal balance outstanding on the Loan at the time of determination in equal installments aver a 25-year period using an interest rate equal to 2.50% per annum above the Treasury Note Rate. For purposes of the calculation above, the term "Loan" shall mean the outstanding principal balance of the Loan on the date of determination less any sums held in the Account (as such term is defined in the Pledge Agreement dated July 31, 2001 made by Borrower in favor of Agent) on the date of determination.

                  (f) Liquid Assets. CSLC shall continuously maintain Liquid Assets of at least $6,000,000 at all times. For purposes of calculating Liquid Assets, (i) cash consolidated for accounting purposes that is not owned by CSLC shall be excluded, (ii) cash held in the Account shall be included, and (iii) the amount which CSLC and/or its Affiliates is bound to invest in future acquisitions under the terms of the Anticipated Joint Venture Transaction shall be excluded. Unless requested more often by Agent, which request must be reasonable, evidence of the Liquid Assets shall be submitted quarterly, within forty-five (45} days of the end of each calendar quarter, calculated as of the last day of each calendar quarter being measured.

                  (g) EBITDA/Interest Expense Ratio. CSLC shall maintain an EBITDA/Interest Expense Ratio of not less than 1.25 to 1.0 for the two calendar quarters ending June 30, 2002, not less than 1.15 to 1.0 for the two calendar quarters ending September 30, 2002, not less than 1.15 to 1.0 for the two calendar quarters ending December 31, 2002, not less than 1.20 to 1 for the two calendar quarters ending March 31, 2003, and not less than 1.25 to 1.0 as of the end of each rolling two calendar quarters thereafter. Unless requested more often by Agent, which request must be reasonable, evidence of the EBITDA/Interest Expense Ratio shall be submitted quarterly, calculated as of the last day of the two calendar quarters being measured.

         4. Extension of Note and Liens. The maturity date of the Note is hereby extended to January 15, 2006. The liens, security interests, assignments and other rights evidenced by the Mortgage, Assignment of Leases and Rents, Pledge Agreement and other Loan Documents are hereby extended to secure payment of the Note as extended hereby.

         5. Extension Fee. Upon the execution of this Agreement, Borrower shall pay to Agent an extension fee in the amount of $37,763.00.

         6. Modification of Note. The following is added after the second paragraph on page 2 of the Note:

                  Commencing August l, 2002 and on the first day of each month thereafter, Borrower shall make a principal payment on the Note in the amount of $11,850.00. Such principal installment payments shall be in addition to payments of interest due on each such dates.

         7. Pledge Agreement. The following is added as Section 7.15 to the Pledge Agreement:

                  7.15(a) For proposes of calculation of Cash Flow Coverage, the term "Loan" means the outstanding principal balance of the Loan on the date of determination less any sums held in the Account on the date of determination. Such adjusted Loan balance is referred to herein as the "Adjusted Loan Balance." The term "Principal Amount" as used herein is the maximum amount which could be added to the Adjusted Loan Balance without causing the Cash Flow Coverage of the Property for any two (2) quarters under review to be less than 1.4 to 1.

                  (b) Notwithstanding anything to the contrary contained herein, Bank will release from the Account the Principal Amount, provided:

                  (1) No Default or Event of Default exists;

                  (2) The Cash Flow Coverage of the Property for the two (2) consecutive calendar quarters immediately preceding the release is at least 1.4 to 1; and

                  (3) Borrower makes a written request for such release.

                  (c) The following is an example of the calculation of a "Principal Amount":

                  (1)      Assume the following:

                           (i) As of December 31, 2002,  the actual  outstanding
                  balance of the Loan is $7,500,000 and the amount in the Account is $1,000,000. As a result, the "Adjusted Loan Balance" as of December 31, 2002 is $6,500,000.

                           (ii) The Cash Flow Coverage of the Property for the 2
                  consecutive calendar quarters ending December 31, 2002 is 1.45 to 1.

                           (iii) If the Adjusted Loan Balance as of December 31,
                  2002 were $6,700,000, the Cash Flow Coverage of the Property for the 2 consecutive calendar quarters ending December 31, 2002 would be at Least 1.4 to 1.

                           (iv) if the Adjusted  Loan Balance as of December 31,
                  2002 were $6,700,001, the Cash Flow Coverage of the Property for the 2 consecutive calendar quarters ending December 31, 2002 would be less than 1.4 to 1.

                  (2) The Principal Amount is $200,000, which is the maximum amount which could be added to the Adjusted Loan Balance as of December 31, 2002 without causing the Cash Flow Coverage of the Property for the two quarters ending December 31, 2002 to be less than 1.4 to 1.

         8. Loan Document. This Agreement constitutes a Loan Document.

         9. Agent/Lender. Bank One, NA is the sole Lender under the Loan Agreement. Accordingly, the terms Lender and Agent may be used interchangeably.

         10. Representations and Warranties. Borrower hereby represents and warrants that (a) Borrower is duly organized and legally existing under the laws of the State of Texas and qualified to do business in the State of Arizona; (b) the execution and delivery of, and performance under this Agreement are within Borrower's power and authority without the joinder or consent of any other party and have been duly authorized by all requisite corporate action and are not in contravention of law or the powers of Borrower's organizational documents; (c) this Agreement constitutes the legal, valid and binding obligations of Borrower enforceable in accordance with its terms, subject to laws regarding creditor's rights and general principles of equity; and (d) the execution and delivery of this Agreement by Borrower do not contravene, result in a breach of or constitute a default under any deed of trust, loan agreement, indenture or other contract, agreement or undertaking to which Borrower is a party or by which Borrower or any of its properties may be bound (nor would such execution and delivery constitute such a default with the passage of time or the giving of notice or both) and do not violate or contravene any law, order, decree, rule or regulation to which Borrower is subject.

         11. Further Assurances. Borrower or Agent, upon request from the other party, agrees to execute such other and further documents as may be reasonably necessary or appropriate to consummate the transactions contemplated herein or to perfect the liens and security interests intended to secure the payment of the Obligations.

         12. Confirmation of Loan Documents. Except as provided herein, the terms and provisions of the Loan Agreement, Note, the Mortgage, the Assignment of Leases and Rents, the Pledge Agreement and the other Loan Documents shall remain unchanged and shall remain in full force and effect. Any modification herein of the Loan Agreement, Note, the Mortgage, the Assignment of Leases and Rents, the Pledge Agreement and the other Loan Documents shall in no way affect the security of the Mortgage, the Assignment of Leases and Rents, the Pledge Agreement and the other Loan Documents for the payment of the Note. The promissory note described in the Mortgage, the Assignment of Leases and Rents, the Pledge Agreement and other Loan Documents as the note secured thereby shall hereafter mean the Note as modified by this Agreement. The Loan Agreement, the Note, the Mortgage, the Assignment of Leases and Rents, the Pledge Agreement and the other Loan Documents, as modified and amended hereby, are hereby ratified and confirmed in all respects. All liens, security interests, mortgages and assignments granted or created by or existing under the Mortgage, the Assignment of Leases and Rents, the Pledge Agreement and the other Loan Documents remain unchanged and continue, unabated, in full force and effect, to secure Borrower's obligation to repay the Note. All references in the Loan Documents to the Loan Documents shall hereafter be references to such documents as modified by this Agreement.

         13. Endorsement. Contemporaneously with the execution and delivery hereof, Borrower shall, at its sole cost and expense, obtain and deliver to Agent an Endorsement of the Mortgagee Title Policy insuring the lien of the Mortgage, in form and content acceptable to Agent, stating that the company issuing said Mortgagee Title Policy will not claim that policy coverage has terminated or that policy coverage has been reduced, solely by reason of the execution of this Agreement and maintaining the liability thereunder for the period of limitation applicable to the indebtedness secured by the lien of the Mortgage calculated from the renewed and extended maturity date as provided herein.

         14. Liens, Security Interests and Assignments. Borrower hereby acknowledges that the liens, security interests and assignments created and evidenced by the Loan Documents are valid and subsisting and further acknowledges and agrees that there are no offsets, claims or defenses to the Obligations or any Loan Documents.

         15. Costs and Expenses. Contemporaneously with the execution and delivery hereof, Borrower shall pay, or cause to be paid, all reasonable costs and expenses incident to the preparation hereof and the consummation of the transactions specified herein, including, without limitation, title policy endorsement charges, recording fees and fees and expenses of legal counsel to Agent and the Lenders.

         16. Release. Borrower hereby releases, remises, acquits and forever discharges Lenders and Agent, together with their employees, agents, representatives, consultants, attorneys, fiduciaries, servants, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations, and related corporate divisions (all of the foregoing hereinafter called the "Released Parties"), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, whether heretofore or hereafter accruing, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date hereof, and in any way directly or indirectly arising out of or in any way connected to this Agreement, the Loan Agreement or any other Loan Document, or any of the transactions associated therewith, including specifically but not limited to claims of usury.

         17. Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All such counterparts shall be construed together and shall constitute one instrument, but in making proof hereof it shall only be necessary to produce one such counterpart.

         18. Severabilitv. If any covenant, condition, or provision herein contained is held to be invalid by final judgment of any court of competent jurisdiction, the invalidity of such covenant, condition, or provision shall not in any way affect any other covenant, condition or provision herein contained.

         19. Time of Essence. It is expressly agreed by the parties hereto that time is of the essence with respect to this Agreement.

         20. Review by Counsel. The parties acknowledge and confirm that each of their respective attorneys have participated jointly in the review and revision of this Agreement and that it has not been written solely by counsel for one party. The parties hereto therefore stipulate and agree that the rule of construction to the effect that any ambiguities are to or may be resolved against the drafting party shall not be employed in the interpretation of this Agreement to favor either party against the other.

         21. Governing Law. This Agreement and the rights and duties of the parties hereunder shall be governed for all purposes by the law of the State of Texas and the law of the United States applicable to transactions within said State.

         22. Successors and Assigns. The terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns.

         23. No Oral Agreements. Borrower and Agent hereby take notice of and agree to the following:

                  A. PURSUANT TO SUBSECTION 26.02(b) OF THE TEXAS BUSINESS AND COMMERCE CODE A LOAN AGREEMENT IN WHICH THE AMOUNT INVOLVED THEREIN EXCEEDS $50,000 IN VALUE IS NOT ENFORCEABLE UNLESS THE AGREEMENT IS IN WRITING AND SIGNED BY THE PARTY TO BE BOUND OR BY THAT PARTY'S AUTHORIZED REPRESENTATIVE.

                  B. PURSUANT TO SUBSECTION 26.02(c) OF THE TEXAS BUSINESS AND COMMERCE CODE. THE RIGHTS AND OBLIGATIONS OF THE PARTIES TO THE LOAN DOCUMENTS SHALL BE DETERMINED SOLELY FROM THE LOAN DOCUMENTS. AND ANY PRIOR ORAL AGREEMENTS BETWEEN THE PARTIES ARE SUPERSEDED BY AND MERGED INTO THE LOAN DOCUMENTS.

                  C. THE LOAN AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES THERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         IN WITNESS WHEREOF, this Agreement is executed on the respective dates of acknowledgment, to be effective as of the date first above written.

                                       CAPITAL SENIOR LIVING PROPERTIES, INC.,
                                       a Texas corporation


                                       By: /s/ Paul T. Lee
                                          -----------------------------------
                                          Name: Paul T. Lee
                                          Title: Vice President

                                       BANK ONE, NA, as Agent
                                       (Main Office Chicago)


                                       By: /s/ Jeffrey A. Etter
                                          ----------------------------------
                                          Name: Jeffrey A. Etter
                                          Title: First Vice President



THE STATE OF TEXAS       ss.
                         ss.
COUNTY OF DALLAS         ss.

         This instrument was acknowledged before me on September ____, 2002, by Paul T. Lee, Vice President of Capital Senior Living Properties, Inc., a Texas corporation, on behalf of said corporation.

                                  _________________________________________
                                  Notary Public, State of Texas
                                  _________________________________________
                                            (printed name)

My Commission Expires:
_______________________

THE STATE OF TEXAS       ss.
                         ss.
COUNTY OF DALLAS         ss.

         This instrument was acknowledged before me on September ____, 2002, by Jeffrey A. Etter, First Vice President of Bank One, NA, a national association, on behalf of said association, as Agent.


                                _____________________________________
                                Notary Public, State of Texas

                                _____________________________________
                                 (printed name)

My Commission Expires:
_______________________

                              CONSENT OF GUARANTOR

         For a valuable consideration, the receipt and sufficiency of which are hereby acknowledged, CAPITAL LIVING SENIOR CORPORATION, the Guarantor (herein so called) under that certain Unlimited Guaranty (herein so called) dated March 28, 2000, hereby consents to and acknowledges the Omnibus Modification Agreement to which this Consent is attached and hereby declares to and agrees with Lender that all of the obligations of the Guarantor under the Unlimited Guaranty are and shall be unaffected by said transactions and that the Unlimited Guaranty is hereby ratified and confirmed in all respects.

         Executed on the date of acknowledgment, to be effective as of September 25, 2002.

                                           CAPITAL SENIOR LIVING CORPORATION,
                                           a Delaware corporation


                                           By:_________________________________
                                              Name: James A. Stroud
                                              Title: Chairman


THE STATE OF TEXAS       ss.
                         ss.
COUNTY OF DALLAS         ss.

         This instrument was acknowledged before me on September ____, 2002, by James A. Stroud, Chairman of Capital Senior Living Corporation, a Delaware corporation, on behalf of said corporation.


                                _______________________________________
                                  Notary Public, State of Texas

                                _______________________________________
                                 (printed name)

My Commission Expires:

_______________________

                                    EXHIBIT B

Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated April 8, 1999, recorded in Book 3655, Page 223 in the office of the Recorder of Yavapai County, Arizona, as modified by Modification Agreement dated August 15, 2000 and Extension and Modification Agreement dated February 1l, 2002.

Assignment of Leases and Rents dated April 18, 1999, recorded in Book 3655, Page 224 in the office of the Recorder of Yavapai County, Arizona, as modified by Modification Agreement dated August 15, 2000 and Extension and Modification Agreement dated February 11, 2002.